SUBLICENSE AGREEMENT

          THIS IS A SUBLICENSE AGREEMENT dated January 28, 1995
(the "Agreement"), between LDJV INC., a Delaware corporation (the
"LOS Partner"), and THE DESIGNS/OLS PARTNERSHIP, a Delaware general partnership (the "Partnership").

                       B A C K G R O U N D

          The LOS Partner is party to a license agreement (the "LOS/LOS Partner License") with Levi's Only Stores, Inc. ("LOS"). A copy of that license is attached to this Agreement as Exhibit A. Under that license, LOS licensed to the LOS Partner intellectual property rights relating to the operation, under the "The Original Levi's(R) Stores" name, of retail stores offering Levi's(R) branded adult jeans and jeans-related products. The LOS Partner and the Partnership desire that the LOS Partner license all of those rights to the Partnership. That matter is the subject of this Agreement.
THE LOS PARTNER AND THE PARTNERSHIP AGREE AS FOLLOWS:

1.   Definitions

     1.1 The documents relating to the formation and operation of the Partnership are known as the "Transaction Documents." They include a "Glossary." Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings given them in the Glossary, as that Glossary may be amended from time to time in accordance with its terms.

     1.2 "Rights" means: (a) the trade name and the two service marks identified as such on Exhibit B to this Agreement, all rights inhering in that name and those marks and all registrations and applications for registration of that name and those marks and (b) all right, title and interest of the LOS Partner in and to the Trade Dress and any and all registrations and applications for registration of the Trade Dress.

     1.3 "Trade Dress" means the visual elements identified as the "Trade Dress" on Exhibit B to this Agreement, as those elements may be modified or supplemented in accordance with the procedures set forth in Section 5 of this Agreement.

2.   Sublicense

          The LOS Partner grants to the Partnership an exclusive, royalty-free right and license to use the Rights in the Territory (the "Sublicense"). The Sublicense includes and transfers all of the LOS Partner's benefits under the LOS/LOS Partner License.
The Sublicense is also subject to all of the terms, conditions and limitations of the LOS/LOS Partner License including, without limitation, those appearing in Section 2 of the LOS/LOS Partner License. For example:

          * the Partnership is entitled to use the Rights solely in connection with the establishment and operation by the Partnership of OLSs in the Territory;

          * the Sublicense terminates automatically if and when the LOS/LOS Partner License terminates in accordance with its terms;

          * the Partnership under no circumstances shall be entitled to sublicense or otherwise transfer or make available any Rights to any other person or entity including, without limitation, to the Designs Partner or any Affiliate of the Designs Partner (for example, after a purchase by the Designs Partner or an Affiliate of the Designs Partner of one or more stores which the Partnership had operated as OLSs), or to grant a Lien on any of the Rights or any of the Partnership's rights under this Agreement;

          * except for the rights specifically granted by this Agreement, the Partnership has no right, title or interest in any of the Rights;

          * all trade dress rights that in the future derive from the Rights or from the operation of any of the OLSs by the Partnership and pursuant to
               Section 5 of this Agreement become "Rights" shall become the exclusive property of LS&CO. subject, however, to the license granted to the LOS Partner by the LOS/LOS Partner License and subject to the Sublicense;

          * the Partnership shall not take any action contesting or impairing LOS' or LS&CO.'s right, title or interest in, or impairing the good will symbolized by, the Rights, and shall not take any action concerning the establishment, protection or enforcement of any of the Rights without first obtaining the written approval of LOS, which LOS may give or deny in its sole discretion;

          * at LOS' request and expense, the Partnership shall cooperate with LOS and any other LOS Party in establishing, protecting or enforcing any of the Rights;

          * in using the Rights, the Partnership shall comply with LOS' quality standards, principles and guidelines (it being understood, however, that:
               (a) those standards, principles and guidelines shall be no stricter or more rigorous than those which LOS imposes on any other licensee respecting that other licensee's use of the Rights in the United States and (b) the LOS Partner may not terminate this Agreement due to the failure of the Partnership to comply with any such standards, principles or guidelines unless they first have been articulated to the Partnership in writing and the Partnership has been given a reasonable opportunity to comply with them);

          * the Partnership shall permit LOS access to the OLSs, during regular business hours at LOS' expense, so that LOS may evaluate the Partnership's compliance with such LOS quality standards, principles and guidelines;

          * the LOS Partner or LOS (but also the Partnership) shall be entitled, in addition to any other remedies, to enforce the obligations set forth in this Agreement and to obtain related relief by means of injunctive or other equitable relief and

          * the provisions of this Agreement are in addition to, and not in place of, any rights that any LOS
               Party or the Partnership has under applicable law.

3.   Indemnification

     3.1 The Partnership shall indemnify the LOS Partner and hold the LOS Partner harmless from and against any Damages arising out of any breach by the Partnership of any of its obligations under this Agreement (including, without limitation, any Damages that arise from any indemnification obligation of the LOS Partner owed to any other LOS Party which are based on the Partnership's breach of this Agreement), except for those Damages arising directly from any LOS Party's gross negligence or willful misconduct.

     3.2 The LOS Partner shall indemnify the Partnership and hold it harmless from and against: (a) any Damages arising out of any breach by the LOS Partner of any of its obligations under this Agreement or any breach by the LOS Partner or LOS of any obligations under the LOS/LOS Partner License, except (in each such case) for those Damages arising directly from the Partnership's gross negligence or willful misconduct and (b) any claim that the trade name or either of the service marks identified on Exhibit B to this Agreement, in the exact form in which they are identified on Exhibit B, infringe any trade name or service mark rights of any third party. However, this indemnity does not extend to any claim that any aspect of the Trade Dress infringes any rights of any third party.

     3.3 Indemnification under this Section 3 shall be governed by the rules set forth on Exhibit C to this Agreement.

4.   Termination

     4.1 Automatic. This Agreement (including, without limitation, the Sublicense) shall terminate automatically upon the termination of the LOS/LOS Partner License in accordance with its terms.

     4.2 Breach by Partnership. This Agreement may be terminated by the LOS Partner if: (a) the Partnership fails to perform any material obligation under this Agreement; (b) that failure is not cured within 30 days after the LOS Partner delivers to the Partnership and the Designs Partner a notice describing the default and identifying it as a material breach of this Agreement and (c) the LOS Partner then delivers a second notice to those parties, this one terminating this Agreement, if the Partnership fails to cure that default within those 30 days.

     4.3 Effect of Termination. Upon termination of this Agreement, the Partnership shall promptly discontinue use of the Rights subject, however, to the transition arrangements contemplated by Article 17 of the Partnership Agreement and subject to Section 10.8 of the Partnership Agreement.
Termination of this Agreement shall not discharge either party from its obligations under Section 3 of this Agreement or from any liabilities resulting from prior performance or breach of its obligations under this Agreement. This all said, the LOS Partner understands and acknowledges that the termination provisions of this Agreement shall not be a means for the LOS Partner to terminate the Partnership or otherwise gain a special advantage over the Designs Partner with respect to the purchase or sale of Partnership Interests or OLSs. The exclusive procedures for terminating the Partnership or buying or selling Partnership Interests or OLSs are set forth in the Partnership Agreement, with the consequences of any such transactions being those set forth in this Agreement, the LOS/LOS Partner License, the Partnership Agreement and other Transaction Documents.

5.   Modification of Rights

          In connection with any modification or proposed modification in the visual appearance of any of the Partnership's OLSs (general store appearance, specific fixtures or other features), the LOS Partner may propose that some or all of the elements of that modified appearance be included in the Trade Dress and thus be included among the "Rights" and otherwise be governed by this Agreement. If, in accordance with Section 5.11 of the Partnership Agreement, the Partnership agrees to include any of those trade dress elements in the Rights, they shall be so included, in which case the LOS Partner and the Partnership shall amend Exhibit B to this Agreement to reflect that fact. If the Partnership does not so agree, the issue shall be resolved as a Controversy in accordance with Section 11 of this Agreement. Any new or modified trade dress elements included in the Rights as a result of the resolution of such a Controversy shall likewise be added to Exhibit B. In order to conclude that any new or modified element should be added to the Rights, JAMS/Endispute must determine that the element is: (a) distinctive relative to the elements (or the analogous element or elements) of competing retail specialty stores then operating in the Territory, (b) not merely functional, provided that an element which is functional but which also meets the distinctiveness criterion of clause (a) above shall not be considered "merely functional" and (c) not already being used in one or more stores then operated by Designs or any Affiliate of Designs. The procedures described in this
Section 5 shall not be available for or otherwise be applicable to the service marks or trade name identified on Exhibit B to this Agreement.

6.   Representations and Warranties

          The LOS Partner represents and warrants to the Partnership that: (a) its license respecting the Rights granted to the LOS Partner by LOS is a legal, valid and binding obligation of both the LOS Partner and LOS; (b) the LOS Partner has the right, power and authority to enter into and perform this Agreement and to grant the Sublicense and (c) so long as the Partnership performs its obligations under this Agreement and the LOS Partner performs its obligations under the license between LOS and the LOS Partner, LOS will not be entitled to terminate or cause the termination of the Sublicense or the license granted by the license between LOS and the LOS Partner, it being understood that any termination in violation of this clause (c) shall be void.

7.   Disclaimer

          The LOS Partner makes no representation or warranty that the LOS Partner or any Affiliate of the LOS Partner is entitled, whether by contract or under applicable law, to prevent any Person that is not an Affiliate of the LOS Partner from using any element of the Trade Dress.

8.   Enforcement of Rights

          LOS, not the Partnership, shall determine whether to prosecute any infringers or seeming infringers of any Rights. LOS, not the Partnership, shall also control any such prosecution. However, if LOS does decide to prosecute, then, irrespective of whether the prosecuting party is the Partnership or otherwise, LOS shall pay the costs and expenses of that prosecution.

9.   Entire Agreement; Amendment

          This Agreement and its exhibits, together with the other Transaction Documents, contain all the terms and conditions agreed upon by the various parties to the Transaction Documents relating to their subject matter, represent the final, complete and exclusive statement by those parties regarding that subject matter, and supersede any and all prior or contemporaneous agreements, negotiations, correspondence, understandings and communications between or among them, whether oral or written, regarding that subject matter. This Agreement may be amended by, but only by, a writing signed by the LOS Partner and the Partnership.

10.  Binding Effect; Assignment

          This Agreement shall be binding upon the successors and permitted assigns of the LOS Partner and the Partnership. The LOS Partner may, without obtaining the consent of the Partnership, freely assign its rights and delegate its duties under this Agreement (either directly or by operation of law) to any one of the following, provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement and the LOS/LOS Partner License and provided also that the Rights have been transferred or licensed to the assignee: (i) any Affiliate of the LOS Partner; (ii) any successor to the LOS Partner by merger or consolidation or (iii) any purchaser of all or substantially all of the assets of the LOS Partner. The Partnership may not assign any of its rights or delegate any of its duties under this Agreement. Any such assignment or delegation or purported assignment or delegation shall be void and without effect. Likewise, any assignment or delegation or purported assignment or delegation by the LOS Partner in contravention of this Section 10 shall be void and without effect.

11.  Controversies

          Any Controversy under this Agreement or respecting any of the subjects treated in this Agreement shall be resolved, if possible, by the good faith efforts of the LOS Partner and the Partnership including, if other efforts fail, a face-to-face meeting between a senior manager of the LOS Partner and, on behalf of the Partnership, a senior manager of the Designs Partner. If any Controversy is not settled by such efforts within 30 days after the LOS Partner or the Partnership requests such a meeting, either of them shall be entitled to cause the Controversy to be resolved by an arbitrator employed by JAMS/Endispute. If the Partnership initiates arbitration, the arbitration shall be conducted in whichever of Columbus, Ohio or San Francisco, California the LOS Partner chooses. If the LOS Partner initiates arbitration, the arbitration shall be conducted in Boston, Massachusetts. The arbitration shall be conducted in accordance with JAMS/Endispute's then-applicable Rules of Practice and Procedure for Arbitration. Pending the completion of any arbitration proceeding, obligations not in dispute shall continue to be performed. Except as provided below, such arbitration shall be the LOS Partner's and the Partnership's exclusive formal means of resolving any such Controversy. The decision of the arbitrator shall be final and binding on the LOS Partner and the Partnership. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction. Notwithstanding the foregoing, to preserve rights or prevent or mitigate Damages and in aid of the arbitration process, any party to the arbitration may apply to such a court for temporary or preliminary injunctive or other equitable relief pending the results of the arbitration.
However, if the final decision of the arbitrator is inconsistent with any such relief so obtained, the arbitrator's final decision shall preempt that relief. All decisions respecting any such Controversy shall be made on behalf of the Partnership by the Designs Partner in accordance with Section 5.11 of the Partnership Agreement.

12.  Bankruptcy

          If an order for relief is entered in a case under the United States Bankruptcy Code with respect to LOS or the LOS Partner and if LOS or the LOS Partner (as the debtor in possession) or a trustee rejects the Sublicense or the LOS/LOS Partner License, the Partnership may make the election specified in Section 365(n)(1)(B) of the United States Bankruptcy Code, as that Section may be amended or replaced from time to time, in order that the Partnership retains the Sublicense and the rights granted to the Partnership by this Agreement.

13.  Amendment of the LOS/LOS Partner License

          The LOS Partner shall not agree to any amendment of the LOS/LOS Partner License without first obtaining the written consent of the Partnership. In accordance with Section 5.11 of the Partnership Agreement, the Designs Partner shall decide whether the Partnership shall give any such consent.

14.  Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.  Further Assurances

          The LOS Partner and the Partnership shall sign those other documents and take those other actions as the other may reasonably request in order to effect or memorialize the transactions contemplated by this Agreement.

16.  Notices

          Any notice required under this Agreement shall be in writing and shall be given by mail or by courier delivery or facsimile transmission addressed to:

                    If to the LOS Partner:

                    LDJV Inc.
                    c/o Levi's Only Stores, Inc.
                    116 East Chestnut Street
                    Columbus, Ohio 43215
                    Attn:  President
                    Facsimile:  (614) 228-5769


                    If to the Partnership:

                    The Designs/LOS Partnership
                    c/o Designs, Inc.
                    1244 Boylston Street
                    Chestnut Hill, Massachusetts 02167
                    Attn:  General Manager
                    Facsimile:  (617) 734-3406


                    If to the Designs Partner:

                    Designs JV Corp.
                    c/o Designs, Inc.
                    1244 Boylston Street
                    Chestnut Hill, Massachusetts 02167
                    Attn:  General Counsel
                    Facsimile:  (617) 734-3406


Those addresses may be changed by delivery of a notice to that effect to the other party. Notices given in the manner contemplated by this Section shall be considered "given" three business days after deposit in the mail or the first business day after the date of delivery to a courier or receipt by facsimile transmission, as the case may be.
17.  Counterparts

          This Agreement may signed in any number of counterparts.

                     *          *          *

          IN WITNESS WHEREOF, the LOS Partner and the Partnership signed and delivered this Agreement on the date appearing in the first paragraph of this Agreement.

                         THE DESIGNS/OLS PARTNERSHIP



                         By  DESIGNS JV CORP., a Partner


                             By  /s/ Joel Reichman
                                 Joel Reichman,
                                 President



                         By  LDJV INC., a Partner


                             By  /s/ Edward T. Murphy
                                 Edward T. Murphy,
                                 President



                         LDJV INC.


                         By  /s/ Edward T. Murphy
                             Edward T. Murphy,
                             President

                                                        Exhibit A







               [We will insert here the form of
               the Sublicense Agreement between
               LOS Inc. and LDJV Inc.]


                                                            Exhibit B


            Service Marks, Trade Name and Trade Dress


Service Marks:      1.   The Original Levi's(R) Store

                    2. the "diagonal red Levi's(R)" design shown on pages 2 and 3 of this exhibit (the
                         "Diagonal")


Trade Name:         The Original Levi's(R) Store


Trade Dress:        1.   the red-striped stained wood floor

                    2.   the white GWB slab ceiling shown on
                         page 4 of this exhibit

                    3.   each fixture shown on pages 4, 5, 6 and
                         7 of this exhibit, but only if the
                         fixture has a cherry stain or
                         substantially similar color on all or a
                         substantial portion of its exterior

                    4.   a "video wall" consisting of a
                         projection cube system, a single-screen
                         projection system or a multiple-glass
                         monitor matrix system, in any such case
                         having a total "diagonal" dimension of
                         more than 19 inches

                    5.   all videos used, from time to time, in
                         any of the Partnership's OLSs in
                         connection with any video walls that
                         promote any LS&CO. products

                    6.   signage bearing any one or more of the
                         service marks including, without
                         limitation, fit posters bearing the
                         Diagonal shown on page 8 of this exhibit

                    7.   product identifier blade signs shown on
                         page 4 of this exhibit


                                                        Exhibit C



                   Indemnification Procedures



     A Person making a claim under Section 3.1 or 3.2 of this Agreement is referred to as an "Indemnified Party" and a Person against whom such a claim is asserted is referred to as an "Indemnifying Party". All such claims shall be asserted and resolved in accordance with this Schedule.

          (a) Third Party Claims. If any claim for which an Indemnifying Party would be liable to an Indemnified Party is asserted against the Indemnified Party by a third party, the Indemnified Party shall, as promptly as is practical after its receipt of the claim, notify the Indemnifying Party of the claim in writing. That notice shall specify the nature of and the alleged basis for the claim and the amount or estimated amount of the claim to the extent then reasonably feasible (a "Claim Notice"). Any failure to give a Claim Notice shall not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced. The Indemnifying Party may, and upon request of the Indemnified Party shall, assume the defense of the claim with competent counsel of its choice. The Indemnifying Party shall pay the fees and expenses of that counsel. However, any Indemnified Party is authorized (but not required) to retain counsel (in which case the fees and expenses of that counsel shall be paid by the Indemnifying Party) in order to file any motion, answer or other pleading and take any other action which it reasonably considers essential to protect its interests or those of the Indemnifying Party until the Indemnifying Party retains counsel, provided that such action does not prejudice the defense of the claim. Moreover, even though the Indemnifying Party retains counsel, the Indemnified Party shall have the right to retain its own counsel. However, except as provided in the sentence preceding the previous sentence, the fees and expenses of such counsel shall be paid by the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party defends or, if appropriate and related to the claim, in making any counterclaim or cross-claim against the Person asserting the claim or against any other Person. No claim for which indemnification is sought under any of the Transaction Documents may be settled or compromised without the consent of the Indemnifying Party. Such consent shall not be unreasonably withheld or delayed.

          (b) Other Claims. If an Indemnified Party has a claim against an Indemnifying Party which does not involve a claim asserted by a third party, the Indemnified Party shall as promptly as is practical send a Claim Notice respecting the claim to the Indemnifying Party. However, any failure to give a Claim Notice shall not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced. If the Indemnifying Party does not notify the Indemnified Party within 60 days after receipt of a claim that it accepts the claim, the claim shall be resolved as a Controversy.


                     *          *          *